EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-20165, 333-20167, 333-64083, 333-68176 and 333-152573) of Northwest Pipe Company of our report dated March 30, 2007 relating to the 2006 financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Portland, Oregon

March 12, 2009